The Theranostic Opportunity



pharmaNETICS inc.

"This presentation contains forward-looking statements. Actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's SEC filings, including its Registration Statement on Form S-1 and periodic SEC filings."

Theranostics
Tools To Customize Medicine



- Theranostics: the integration of diagnostics and therapeutics to customize medicine.
- Providing physician tools to manage, dose or select therapy.
- Niche: Drugs that affect coagulation.
- PHAR's tests used at the bedside in critical care settings within the hospital.
- Used to measure the individual patient's response to a particular drug.

Individualized Vs. Standardized Dosing
Opportunity To Improve Patient Care

- Traditional method of treatment; determined through clinical trials.
- Historically, no technology capable of rapid management. Traditional laboratory tests take too long to affect CC therapy decisions.
- Most drugs are estimated to be only 40-70% effective. Why? Method to determine dosing. Standard curves. Excluded populations.
- PHAR focused on the exceptions; the difficult patient subsets.

Benefits Of Theranostics
Better Care And Improved Individual Care

- Insuring right patient, gets right dose at the right time.
- Physicians want greater knowledge, control over therapy. Eliminate treatment variables. Physicians drive theranostics.
- Tests can facilitate the use of drugs and increase drug penetration significantly.
- 70% of all deaths are result of blood clots; yet 1% of lab testing.

Theranostics' Simple Message: *Patient First*

- Facilitating the use of drugs by customizing medicine to the individual patient to insure better healthcare.

PHAR's Theranostic Model
Leverage Pharmaceutical Relationships; Facilitate Drug Penetration

- Physician demands tools to manage drug; presses Pharma for tools
- Pharma enters Development Agreement: Pharma pays for test development, clinical trials and provides regulatory data.
- After development, Pharma has no rights to test.
- Goal: Pharma & PHAR co-market, co-label and coordinate sales of test and drug together – leverage Pharma's detail sales force to promote test.

EnoX Theranostic Opportunity
PCI Market Focus



- Well studied, well received successful drug; proven better than the standard of care, UFH, in cardiology indications.
- Despite considerable success in replacing UFH in DVT prophylaxis and a wealth of clinical and pharmacoeconomic data, Aventis has not effectively penetrated the cardiology market.

EnoX

Lovenox's Clinical Superiority

- Clinical Proof
  - ACS/UA – 40% risk reduction in death and MI following PCI (ESSENCE, TIMI 11, TIMI 11b)
  - Medical VTE – 42% risk reduction (MEDENOX, PRINCE 1,2)
  - Orthopedic VTE – 31-79% risk reduction (Multiple Trials)
  - Oncology VTE – 50-59% reduction (ENOXACAN II, CANTHANOX)

EnoX -
Lovenox's Proven Economic Benefits

- "treatment with enoxaparin as compared with UFH for patients with UA/NSTEMI indicates that enoxaparin use can save money both during the hospital stay and for a 1-year of follow-up ($1,485)" *(Journal of Informed Pharmacology, 2001)*
- "OPD DVT treatment saves an estimated $2,750 per-patient" *(McMaster University, Archives of Internal Medicine 1999)*
- "The average cost of treating a patient with uncomplicated DVT is reduced by approximately $5,000 to $8,000 when using LMWH instead of std. heparin therapy" *(E. Rydberg et al, American Family Physician, March 1999)*
- "Results from an outpatient DVT program reveal a decrease in length of stay from 4.5 days to 0.97 days resulting in a cost-avoidance of $2,300 per-patient" (Groce JB Pharmacotherapy 1998)
- "for a five-day in-patient hospitalization,the cost savings associated with LMWH vs UFH was at least $2,865 per patient" *(Tong 52nd annual Meeting of the American Acadamy of Neurology, May, 2000)*

EnoX

Interventional Cardiology – Lovenox Is Best Practice

Management of Patients with UA/NSTEMI*

- Anticoagulant Therapy
  - Anticoagulation with subcutaneous LMWH or IV UFH should be added to antiplatelet therapy with ASA and/or clopidogrel (Class 1, A).
  - Enoxaparin is preferable to UFH with UA/NSTEMI, in the absence of renal failure and unless CABG is planned within 24 h. (Class IIa, A)

*ACC/AHA Practice Guidelines. JACC Vol. 40, No. 7, 2002, pg.1366-74

EnoX
Interventionist Push Back



- Concede benefits but…
- How do interventionalists monitor the drug?
- No technology available for rapid turnaround.
- Limited laboratory monitoring available for routine anti-Xa requests – take too long.
- Clinical necessity in DVT prophylaxis and treatment is more narrowly defined.

EnoX
Interventionalist's Clinical Dilemma


ENOX

- 6,200 US Hospitals; 1,300 with Cath Labs and 600 of the 1,300 hospitals doing 80% of procedures.
- 1.4 million patients present with chest pain (UA) in US
  - 85% taken to Cath Lab – practice early intervention/better outcomes
- Use UFH in Cath Lab – can monitor
- What to do with UA patient that transfers to Cath Hospital.
- Want to use Lovenox throughout care.

EnoX / Aventis

A "Win-Win"

- Lovenox sales growth has slowed – must enter cardiovascular markets.
- Aventis acknowledges that expansion into cardiology market segment limited by the lack of a monitor.
- ENOX test represents Aventis' best opportunity.

EnoX / Aventis

A "Win-Win"

History Of Relationship

- Aventis and Phar worked to co-develop the ENOX test.
- Successfully completed ELECT and established therapeutic ranges.
- Aventis and Phar will co-promote the ENOX test and drug.
- Aventis' sales will provide leads for potential ENOX customers and target top 600 hospitals.
- Aventis' U.S. sales organization consists of approx. 700 reps and a 60 person Scientific Affairs Group throughout the U.S.

EnoX / Aventis

A "Win-Win"; Proving Theranostic Model

- First time, we are aware, of a large pharmaceutical company partnering with a diagnostic company to facilitate drug sales.
- If AC leader provides monitoring, we believe all future anticoagulants will be monitored.

EnoX And Routine Only

	Likely[1]			Best Case[1]		
	2003	2004	2005	2003	2004	2005
Projected Cards (000's)	199	748	1058	509	1,092	1,371
PT Penetration Rate	7%	22%	31%	16%	33%	40%
Hospital Penetration Rate	20%	33%	41%	38%	44%	51%
Revenue ($mm)	9.5	24.7	34.3	17.4	33.4	42.3
EBIT ($mm)	-4.2	6.2	14.2	1.1	13.6	21.7
Net Income ($mm)	-4.2	6.2	14.2	1.1	13.6	21.7

[1] Assumes: 2.5 tests per PCI procedure and 65 to 70 PCI procedures per month.

EnoX
Unique Distribution – Highly Leveraged

- Aventis' 700 reps will work with Phar to deliver leads, facilitate sales process, co-promote, etc.
- Bayer's reps should deliver ENOX leads based on current routine customer base.
- PHAR sales organization will consist initially of 10 sales/8 techs who will close, train and co-sell with our partners.
- Sales development expense, marketing literature, educational materials, and programs are to be co-labeled with Aventis.


Unique Distribution In US
PHARMANETICS
800# and Website
Qualified Leads
Qualified Leads
PHARMANETICS
10 Sales Reps
8 Tech Reps
BAYER
AVENTIS
700 Reps
Detail Lovenox,
Co-promote Test
Evaluation and Sale
Purchase Order
Request for ENOX Test Information
Request for ENOX Test Information
Cardiology
Cath Lab

Corporate Sales Growth Process
Five Stages Of Success

1. Start with "best knowledge"; develop expectations
2. Find out reality of selling process; regroup with "best practices" strategies
3. Find "early adopters"; establish references
4. With references, drive a "build up" in demand
5. Go from build up to "breakthrough"…fast growth
6. Become standard of practice

EnoX Opportunity
Physicians Want Test



"Despite a wealth of positive clinical trials data, the physician community has been reticent to switch from unfractionated heparin to enoxaparin because of the inability to monitor the effects of enoxaparin. I believe that the ENOX Test will produce a paradigm shift in the treatment of coronary artery disease. The ENOX Test, the first device that can rapidly detect the effects of enoxaparin at the point of care, provides that last missing link to better patient outcomes."

James Tcheng, M.D., Associate Professor of Medicine, Duke University Medical Center

Platform Has Broad Application
Theranostic Pipeline

Product	Description	Development Status & Commercialization Date	Drug
LHMT & Controls	Low Range Heparin Management	Developed 7/2002	Heparin
ENOXaparin Test & Controls	Monitors enoxaparin sodium effect	Developed 6/2002	Lovenox®/ Clexane®
ECT & Controls	Monitors direct thrombin inhibitors	Developed Launched under H.D.E. for Refludan	Refludan® Angiomax®, PEG-Hirudin Novastan
TIM & Controls	Monitors oral thrombin inhibitors	Developed 6/2003	Exanta®
Synthetic Xa & Controls	Monitors Xa effect of pentasaccharides	In Development	Arixtra®
Protein C & Controls	Sepsis therapy indicator	In feasibility	Xigris®
LRF & Controls	Monitors low range fibrinogen	Developed TBD	Ancrod®
SK & Controls	Predicts resistance to drug therapy	Developed TBD	Streptokinase
LMWH & Controls	Monitors low molecular weight heparins	Developed 2006	Fragmin®, Innohep®, Fraxiparine®
LOT & Controls	Monitors thrombolytic therapy	Developed TBA	TPA

Lovenox & Clexane are trademarks of Aventis. Angiomax is TM of The Medicines Company. Rufludan TM Schering Ag. Exanta TM of AstraZeneca Xigris TM of Eli Lilly. Arixtra TM of Sanofi-Synthalabo/Organon. Fragmin TM of Pharmacia. Innohep TM of Bristol Myers Squibb/Leo Pharmaceuticals. Fraxiparene TM of Sanofi/Synthalobo. Novastan TM of Glaxo Smith Kline/Texas Biotech

Top 10 Coagulation Drugs 2000 and 2008

US Brand	Marketing Company	2000 Sales ($m)	2000 Position In Global Market	2008 Sales Forecast ($m)	2008 Position In Global Market	CAGR 2000-2008 (%)
Exanta (oral)	Astra	N/I	-	2,930	1	35.3
Lovenox	Aventis	960	1	2,180	2	8.7
Arixtra	Sanofi-Synthalabo/ Organon	N.I	-	1,690	3	28.8
Xigris*	Lilly	N/I	-	570	4	37.6
Fragmin	Pharmacia	249	3	450	5	7.6
Exanta (sc)	Astra	N/I	-	200	6	60.1
Innohep	BMS/Leo	73	5	165	7	7.1
Fraxiparine	Sanofi-Snythalabo	141	4	102	8	-5.2
Novastan	Mitsubishi/ GSK/TBC	42	6	78	9	8.6
Coumadin	BMS	256	2	38	10	-17.2
Others						
Total		2,524		9,588		19.4

*Test for Xigris still in development

Indications For AC Drugs And Potential Test Revenue
High Margin Specialty Testing

- Potential testing market (US and Europe) approximately $350 million
- Revenue projections based on conservative penetrations; assumes management only required for difficult patient subsets…renal impaired, obese, frail and diabetic

Investment Summary

1. Best Coagulation Technology in World
   - *Platform Has Broad Menu Capability*
2. Large, Growing Anticoagulant Market In Transition
   - *3 Drugs To Almost Triple Existing Market By 2008*
3. Significant Operating Leverage
   - *Cost Structure, Capacity, Infrastructure, Unique Distribution*
4. Proof Of Theranostic Model Is Happening/Repeatable
   - *Aventis / PHAR Is First Example*